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                                                                     EXHIBIT 1-B




                        1,200,000 Shares of Common Stock



                             TECH DATA CORPORATION


                      INTERNATIONAL UNDERWRITING AGREEMENT


                                                                  July ___, 1996
BEAR, STEARNS INTERNATIONAL LIMITED
THE ROBINSON-HUMPHREY COMPANY, INC.
ROBERT W. BAIRD & CO. INCORPORATED
  as Lead Managers of the
  several Managers named in
  Schedule I attached hereto
  c/o Bear, Stearns International Limited
  One Canada Square
  London E14  FAD, England

Dear Sirs:

         Tech Data Corporation, a corporation organized and existing under the laws of Florida (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several managers named in Schedule I hereto (the "Managers") an aggregate of 1,200,000 shares (the "Firm International Shares") of its common stock, par value $.0015 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm International Shares, at the option of the Managers, up to an additional 100,000 shares (the "Company Additional International Shares") of Common Stock, and Steven A. Raymund (the "Selling Stockholder") proposes to sell, for the sole purpose of covering over-allotments in connection with the sale of Firm International Shares, up to 80,000 shares (the "Stockholder Additional International Shares") of Common Stock. The Firm International Shares and any Company Additional International Shares or Stockholder Additional International Shares purchased by the
Managers are referred to herein as the "International Shares." The Company Additional International Shares and the Stockholder Additional International Shares are referred to herein as the "Additional Shares." The International Shares are more fully described in the Registration Statement referred to below.

         It is understood that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") pursuant to which the Company proposes, subject to the terms and conditions stated therein, to issue and sell an aggregate of 4,800,000 shares of Common Stock (the "Firm U.S. Shares") through arrangements with certain
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underwriters inside the United States and Canada (the "U.S. Underwriters") for
whom Bear, Stearns & Co. Inc., The Robinson-Humphrey Company, Inc. and Robert
W. Baird & Co. Incorporated are acting as representatives and, for the sole purpose of covering over-allotments in connection with the sale of the Firm U.S. Shares, at the option of the U.S. Underwriters, up to an additional 400,000 shares (the "Company Additional U.S. Shares") of Common Stock, and the Selling Stockholder proposes to sell, for the sole purpose of covering over-allotments in connection with the sale of the Firm U.S. Shares, up to 320,000 shares (the "Stockholder Additional U.S. Shares") of Common Stock. The Firm U.S. Shares and any Company Additional U.S. Shares or Stockholder Additional U.S. Shares purchased by the U.S. Underwriters are referred to
herein as the "U.S. Shares."   It is understood that the Company and the
Selling Stockholder are not obligated to sell, and the Managers are not obligated to purchase, any Firm International Shares unless all of the Firm U.S. Shares are contemporaneously obligated to be purchased by the U.S. Underwriters.

         It is also understood and agreed to by all the parties that the U.S. Underwriters have entered into an agreement with the Managers (the "Agreement between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may (i) purchase from the Managers a portion of the International Shares to be sold to the Managers pursuant to this Agreement or (ii) sell to the Managers a portion of the U.S. Shares to be sold to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement. The Company also understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement.

         The U.S. Underwriters and the Managers are collectively referred to herein as the "Underwriters," the Firm U.S. Shares and the Firm International Shares are collectively referred to herein as the "Firm Shares," and the U.S. Shares and the International Shares are collectively referred to herein as the "Shares."

         1. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Managers that:

                          (i)     The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration statement, and may have
filed an amendment or amendments thereto, on Form S-3 (No. 333-       ), for
the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of





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the Regulations.  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (A) the filing of any document under the Exchange Act after the effective date of the Registration Statement, (B) the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (C) any such document so filed.

                          (ii)    At the time of the effectiveness of the
Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date (as hereinafter respectively defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (A) in the case of the Registration Statement, not misleading and (B) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Manager through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                          (iii)   Price Waterhouse LLP, who have certified the
financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                          (iv)    Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective





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material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                          (v)     This Agreement and the transactions
contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and, with respect to this Agreement, except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                          (vi)    The execution, delivery and performance of
this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the International Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                          (vii)   All of the outstanding shares of Common Stock
are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Firm International Shares and the Company Additional International Shares, when issued, delivered and sold in accordance with this Agreement, will be, and the Stockholder Additional International Shares are, duly and validly issued and outstanding, fully paid and nonassessable, and will not have been or were not issued in violation of or be subject to any





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preemptive rights.  The Company had, at April 30, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                          (viii)  The Company has no subsidiaries other than
those listed on Schedule II hereto. Schedule II denotes those subsidiaries of the Company which are deemed by management of the Company to be material subsidiaries of the Company. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                          (ix)    Except as described in the Prospectus, there
is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

                          (x)     The Company has not taken and will not take,
directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                          (xi)    The financial statements, including the notes
thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein.

                          (xii)   Except as described in the Prospectus, no
holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the





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Registration Statement or otherwise in connection with the sale of the
International Shares contemplated hereby.

                          (xiii)  The Company is not, and upon consummation of
the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                          (xiv)   The conditions for use of Form S-3, as set
forth in the General Instructions thereto, have been satisfied.

                          (xv)    The documents incorporated or deemed to be
incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (xvi)   To the Company's knowledge, neither the
Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                          (xvii)  The Company and each of its subsidiaries have
filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                          (xviii) The Company has complied with all provisions
of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                          (xix)   Each of the Company and its subsidiaries has
fulfilled its obligations, if any, under the minimum funding standards of
Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.





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                          (xx)    The Shares have been and continue to be
designated for inclusion on the Nasdaq National Market, and the Company is in compliance with the maintenance and designation criteria applicable to Nasdaq National Market issuers.

                 (b) REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder, represents and warrants to, and agrees with, the Managers and the Company that:

                          (i)     The Selling Stockholder has full right, power
and authority to enter into this Agreement and the Custody Agreement and Power of Attorney (as hereinafter defined) and to sell, assign, transfer and deliver to the Managers the Stockholder Additional International Shares to be sold by the Selling Stockholder hereunder.

                          (ii)    The Selling Stockholder has duly executed and
delivered this Agreement and the Custody Agreement and Power of Attorney and each constitutes the valid and binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and, with respect to this Agreement, except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                          (iii)   No consent, approval, authorization, order or
declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Stockholder Additional International Shares to be sold by the Selling Stockholder or the consummation of the transactions contemplated by this Agreement or the Custody Agreement and Power of Attorney, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

                          (iv)    The sale of the Stockholder Additional
International Shares to be sold by such Selling Stockholder and the performance of this Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or to which any of such Selling Stockholder's properties or assets is subject, nor will such action conflict with or violate any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets.

                          (v)     The Selling Stockholder has, and immediately
prior to the Additional Closing Date, the Selling Stockholder will have, good and valid title to the Stockholder Additional International Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, stockholders' agreements, voting trusts,





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equities or claims of any nature whatsoever; and, upon delivery of the
Stockholder Additional International Shares against payment therefor as provided herein, good and valid title to the Stockholder Additional International Shares , free and clear of all liens, security interests, pledges, charges, encumbrances, defects, stockholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Managers.

                          (vi)    The Selling Stockholder has not taken,
directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company to facilitate the sale or resale of the Shares.

                          (vii)   At the time of the effectiveness of the
Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date (as hereinafter respectively defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (A) in the case of the Registration Statement, not misleading and (B) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (vii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Manager through you as herein stated expressly for use in connection with the preparation thereof.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Additional Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The Selling Stockholder represents and warrants that certificates in negotiable form representing all of the Stockholder Additional International Shares to be sold by the Selling





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Stockholder hereunder have been placed in custody with Schifino & Fleischer,
P.A. (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney") executed by the Selling Stockholder appointing _____________________ and __________________ as agents and attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Managers to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Stockholder Additional International Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney.

         The Selling Stockholder specifically agrees that the Stockholder Additional International Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement and Power of Attorney are subject to the interests of the Managers hereunder, and that the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorneys-in-Fact by the Custody Agreement and Power of Attorney, are irrevocable. The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by his death or incapacity or by the occurrence of any other event.

         2.      PURCHASE, SALE AND DELIVERY OF THE INTERNATIONAL SHARES.

                 (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Managers and the Managers, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm International Shares set forth opposite the respective names of the Managers in Schedule I hereto plus any additional number of International Shares which such Manager may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                 (b) Payment of the purchase price for, and delivery of certificates for, the International Shares shall be made at the office of Schifino & Fleischer, P.A., One Tampa City Center, Suite 2700, 207 N. Franklin Street, Tampa, Florida 33602, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the International Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Managers of certificates for the International Shares to be purchased by them. Certificates for the International Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full





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business days prior to the Closing Date.  The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                 (c) In addition, the Company hereby grants to the Managers the option to purchase up to 100,000 Company Additional International Shares and the Selling Stockholder hereby grants to the Managers the option to purchase up to 80,000 Stockholder Additional International Shares at the same purchase price per share to be paid by the Managers to the Company for the Firm International Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm International Shares by the Managers. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company and the Selling Stockholder. It is understood and agreed, however, that such option shall be exercised first to purchase Stockholder Additional International Shares until all Stockholder Additional International Shares are purchased and then to purchase Company Additional International Shares. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Manager shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm International Shares set forth opposite the name of such Manager in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 1,200,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Schifino & Fleischer, P.A. at the address specified in Section 2(b) hereof, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Managers.

         3. OFFERING. Upon your authorization of the release of the Firm International Shares, the Managers propose to offer the International Shares for sale to the public upon the terms set forth in the Prospectus.

         4.      (a)      COVENANTS OF THE COMPANY.  The Company covenants and
agrees with the Managers that:

                          (i)     If the Registration Statement has not yet
been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

         The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                          (ii)    If at any time when a prospectus relating to
the International Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Managers or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                          (iii)   The Company will promptly deliver to you one
signed copy of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Managers such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits as you may reasonably request.

                          (iv)    The Company will endeavor in good faith, in
cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                          (v)     The Company will make generally available
(within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                          (vi)    During the period of 90 days from the date of
the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), other than the Company's sale of Shares hereunder and under the U.S. Underwriting Agreement and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options and the sale of Common Stock under and pursuant to the Company's 1995 Employee Stock Purchase Plan.

                          (vii)   During a period of three years from the
effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                          (viii)  The Company will apply the proceeds received
by it from the sale of Shares as set forth under "Use of Proceeds" in the Prospectus.

                          (ix)    The Company will use its best efforts to
cause the Shares to be listed for inclusion on the Nasdaq National Market.

                          (x)     The Company, during the period when the
Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                 (b) COVENANTS OF THE SELLING STOCKHOLDER. The Selling Stockholder covenants and agrees with the Managers that:

                          (i)     During the period of 90 days after the date
of the Prospectus, the Selling Stockholder will not, without your prior written consent, sell, offer, agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into, exercisable for or exchangeable for, Common Stock, except as provided in Section 2 hereby and except as provided in the U.S. Underwriting Agreement.

                          (ii)    The Selling Stockholder will not take,
directly or indirectly, any action designed to cause or to result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock of the Company to facilitate the sale or resale of the Shares.

         5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the U.S. Underwriting Agreement, the Master Agreement Among Underwriters, the Master Selling Agreement and the Agreement between Managers and Managers) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc. (the "NASD"); (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar, and (viii) travel and lodging expenses of employees of the Company who participate in the advertising and marketing of the Shares.

         6. CONDITIONS OF MANAGERS' OBLIGATIONS. The obligations of the Managers to purchase and pay for the Firm International Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm International Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Powell, Goldstein, Frazer & Murphy ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                 (b) At the Closing Date you shall have received the opinion of Schifino & Fleischer, P.A., counsel for the Company and the Selling Stockholder, dated the Closing Date addressed to the Managers and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                          (i)     Each of the Company and its material
subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its material subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its material subsidiaries taken as a whole. Each of the Company and its material subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each material subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                          (ii)    The Company has an authorized capital stock
as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The International Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                          (iii)   The Common Stock currently outstanding is
quoted, and the International Shares to be sold under this Agreement to the Managers are duly authorized for quotation, on the Nasdaq National Market.

                          (iv)    This Agreement has been duly and validly
authorized, executed and delivered by the Company.

                          (v)     To the best of such counsel's knowledge,
there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its material subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                          (vi)    The execution, delivery and performance of
this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its material subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its material subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its material subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its material subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its material subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                          (vii)   The Registration Statement and the Prospectus
and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as they case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

                          (viii)  Insofar as statements in the Prospectus
purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements are correct in all material respects.

                          (ix)    The Registration Statement is effective under
the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                          (x)     In addition, such opinion shall also contain
a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                          (xi)    A Custody Agreement and Power of Attorney has
been duly executed and delivered by the Selling Stockholder, which is enforceable against the Selling Stockholder in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

                          (xii)   This Agreement has been duly executed and
delivered by or on behalf of the Selling Stockholder; the sale of the Stockholder Additional International Shares to be sold by the Selling Stockholder and the performance of this Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or to which any of the Selling Stockholder's properties or assets is subject, nor will such action conflict with or violate any statute, rule or regulation or any order, judgment or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets.

                          (xiii)  No consent, approval, authorization, order or
declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Stockholder Additional International Shares being sold by such Selling Stockholder or the consummation of the transactions contemplated by this Agreement or the Custody

Agreement and Power of Attorney, except the registration of the Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion).

                          (xiv)   Upon delivery of the Stockholder Additional
International Shares against payment therefor as provided herein and assuming that none of the several Managers has notice of any adverse claim to the Stockholder Additional International Shares, the several Managers will acquire the Stockholder Additional International Shares free of any adverse claim.

         In rendering such opinion, such counsel may rely: (A) as to matters involving certain general legal matters involving the Company and its subsidiaries, to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of the Vice President and General Counsel of the Company, familiar with such matters; (B) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                 (c) All proceedings taken in connection with the sale of the Firm International Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Managers shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the International Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Stockholder shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                 (e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Price Waterhouse LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Managers and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to January 31, 1996, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to January 31, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to January 31, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from January 31, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                 (f) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                 (g) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

                 (h) The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.

                 (i) At the Additional Closing Date, you shall have received a certificate of the Selling Stockholder, dated the Additional Closing Date to the effect that (i) as of the date hereof and as of the Additional Closing Date, the representations and warranties of the Selling Stockholder set forth in Section 1 hereof are accurate, and (ii) as of the Additional Closing Date the obligations of the Selling Stockholder to be performed hereunder on or prior thereto have been performed.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Managers hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Managers to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.


         7.      INDEMNIFICATION.

                 (a) The Company and the Selling Stockholder agree to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Selling Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholder may otherwise have including under this Agreement.

                 (b) Each Manager severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager through you expressly for use therein; provided, however, that in no case shall any Manager be liable or responsible for any amount in excess of the underwriting discount applicable to the International Shares purchased by such Manager hereunder. This indemnity will be in addition to any liability which any Manager may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the fourth, sixth, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Manager expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

         8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholder and the Managers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Managers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Managers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Managers, on the other hand, from the offering of the International Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Managers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Managers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and (y) the underwriting discounts and commissions received by the Managers, respectively, in each case as set forth in the table on the cover page of the Prospectus.
The relative fault of the Company and the Selling Stockholder, on the one hand, and of the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Manager be liable or responsible for any amount in excess of the underwriting discount applicable to the International Shares purchased by such Manager hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 8 and the preceding sentence, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls a Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Manager, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.


         9.      DEFAULT BY MANAGER.

                 (a) If any Manager or Managers shall default in its or their obligation to purchase Firm International Shares or Additional Shares hereunder, and if the Firm International Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm International Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Managers in proportion to the respective proportions which the numbers of Firm International Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm International Shares set forth opposite the names of the non-defaulting Managers.

                 (b) In the event that such default relates to more than 10% of the Firm International Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Manager or Managers who so agree) to purchase such Firm International Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm International Shares or Additional Shares, as the case may be, to which such default relates as provided in this
Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Managers to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company and the Selling Stockholder with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Managers, but nothing in this Agreement shall relieve a defaulting Manager or Managers of its or their liability, if any, to the other Managers and the Company or the Selling Stockholder for damages occasioned by its or their default hereunder.

                 (c) In the event that the Firm International Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Managers, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Manager" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm International Shares and Additional Shares.

         10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Managers the Selling Stockholder and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Manager or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, or by the Selling Stockholders, and shall survive delivery of and payment for the International Shares to and by the Managers. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11.     EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                 (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholder or the Managers except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                 (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Managers to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if: (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm International Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm International Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                 (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                 (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the International Shares provided for herein is not consummated because any condition to the obligations of the Managers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Managers for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Managers in connection herewith.

         12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Manager, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Manager c/o Bear, Stearns International Limited, One Canada Square, London E14 5AD, England, Attention: Corporate Finance Dept. (and a copy thereof shall be sent in the same manner to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Gal Israely, and to Underwriters' Counsel, 191 Peachtree Street, N.E., Atlanta, Georgia, Attention:
G. William Speer, Esq.); if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 5350 Tech Data Drive, Clearwater, Florida 34620, Attention: Jeffery P. Howells (and a copy thereof shall be sent in the same manner to Schifino & Fleischer, P.A., One Tampa City Center, Suite 2700, 207 N. Franklin Street, Tampa, Florida 33602, Attention:
Frank N. Fleischer, Esq.)

         13. PARTIES. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Managers and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and the Selling Stockholder and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of International Shares from any of the Managers.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                      Very truly yours,

                                      TECH DATA CORPORATION


                                      By:
                                         -------------------------------------
                                             Jeffery P. Howells
                                             Senior Vice President of Finance
                                             and Chief Financial Officer

                                      The Selling Stockholder


                                      By:
                                          ------------------------------------
                                              Attorney-in-Fact



Accepted as of the date first above written

BEAR, STEARNS INTERNATIONAL LIMITED
THE ROBINSON-HUMPHREY COMPANY, INC.
ROBERT W. BAIRD & CO. INCORPORATED


By:  BEAR, STEARNS INTERNATIONAL LIMITED

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------


On behalf of themselves and the other
Managers named in Schedule I hereto.

                                   SCHEDULE I



                                                            Number of Firm International
Name of Managers                                            Shares to be Purchased
- -----------------                                           ----------------------
Bear, Stearns International Limited
The Robinson-Humphrey Company, Inc.
Robert W. Baird & Co. Incorporated





                                  Total. . . . . .
                                                            ---------
                                                            1,200,000
                                                            =========

                                  SCHEDULE II


                                                                    Jurisdiction of Incorporation
Name of Subsidiary                                                  or Organization
- ------------------                                                  -------------------------------
*Tech Data Canada                                                   Canada

*Tech Data France I, Inc.                                           Florida

*Tech Data France II, Inc.                                          Florida

*Tech Data France, SNC                                              France

*Tech Data Finance, Inc.                                            California

Tech Data Education, Inc.                                           Florida

Tech Data Latin America, Inc.                                       Florida

T D Brazil, Ltda.                                                   Brazil

Tech Data Consignment, Inc.                                         Florida

Tech Data Pacific, Inc.                                             Florida

Buyer's Resource, Inc.                                              California

Tech Data International, Inc.                                       Barbados

- -------------------------------
*Denotes a material subsidiary